Exhibit 3.3

ARTICLE VII
Shares of Capital Stock; Transfer of Shares

Section 1. Shares of Capital Stock.

(a) General. Shares of capital stock of the Corporation may be either certificated or uncertificated. The Board of Directors shall have the authority to direct that shares of capital stock, upon their original issuance, be certificated or uncertificated. The name and address of the person to whom shares of capital stock are issued, together with the class, series, or number of shares and the date of acquisition thereof, shall be entered on the stock registration books of the Corporation. The person in whose name shares (whether certificated or uncertificated) are registered on the stock registration books of the Corporation shall be deemed by the Corporation to be the owner of such shares for all purposes.

(b) Certificated Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall contain such information as prescribed by law. Such certificates shall be signed by the President or a Vice President and by either the Corporate Secretary or an Assistant Corporate Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles.

(c) Uncertificated Shares. Uncertificated shares of capital stock of the Corporation shall be evidenced solely by registration of the name and address of the owner thereof in the stock registration books of the Corporation. Unless the Board of Directors directs otherwise with respect to any shares of capital stock upon the original issuance thereof, any registered owner of uncertificated shares shall have the right to request and obtain a certificate or certificates representing same or all of such shares.

Section 2. Transfer of Shares.  Transfer of shares of capital stock of the Corporation shall be made only on the stock registration books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporate Secretary of the Corporation, or a designated agent of the Corporation, and, in the case of certificated shares, shall surrender for cancellation the certificate for such shares.

Section 3. Transfer Agents and Registrars. The Board of Directors shall have the power to appoint one or more agents to maintain stock registration books, to record therein the names and addresses of owners of shares of capital stock, and the class, series and number of such shares and the date of acquisition thereof, to register the transfer of shares of capital stock, to countersign, register and deliver new certificates representing shares of capital stock in replacement of certificates that may have been lost, stolen or destroyed, all in accordance with customary procedures, and to perform such other duties as may be customary or as may be directed by the Board of Directors.

~~ARTICLE VII.~~
~~Certificates for Shares and Their Transfer~~

~~Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall contain such information as prescribed by law. Such certificates shall be signed by the President or a Vice President and by either the Corporate Secretary or an Assistant Corporate Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.~~

~~Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporate Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. The Board of Directors shall have power to appoint one or more transfer agents and registrars for transfer and registration of certificates of stock.~~

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